EXHIBIT 21.1
CORPORATE STRUCTURE OF
SYNAGRO TECHNOLOGIES, INC.
DIRECT SUBSIDIARIES OF SYNAGRO TECHNOLOGIES, INC., A DELAWARE CORPORATION
(EACH OWNED 100% BY SYNAGRO TECHNOLOGIES, INC.)
Sacramento Project Finance, Inc., a Delaware corporation
ST Interco, Inc., a Delaware corporation
Synagro – WWT, Inc., a Maryland corporation
Synagro Organic Fertilizer Company of Sacramento, Inc., a Delaware corporation
DIRECT SUBSIDIARIES OF SYNAGRO – WWT, INC., A MARYLAND CORPORATION
(EACH OWNED 100% BY SYNAGRO – WWT, INC. UNLESS OTHERWISE NOTED)
Grand Rapids Biosolids Processing Company, LLC, a Delaware limited liability company
Philadelphia Biosolids Services, LLC, a Delaware limited liability company 1
Providence Soils, LLC, a Rhode Island limited liability company
Soaring Vista Properties, LLC, a Maryland limited liability company
South Kern Industrial Center, LLC, a California limited liability company
Synagro – Baltimore, L.L.C., a Maryland limited liability company 2
Synagro – WCWNJ, LLC, a Delaware limited liability company
Synagro – Connecticut, LLC, a Connecticut limited liability company
Synagro Central, LLC, a Delaware limited liability company
Synagro Delaware, LLC, a Delaware limited liability company
Synagro Northeast, LLC, a Delaware limited liability company
Synagro South, LLC, a Delaware limited liability company
Synagro Texas, LLC, a Texas limited liability company
Synagro West, LLC, a Delaware limited liability company
Synagro Woonsocket, LLC, a Rhode Island limited liability company
OTHER INTERESTS OF SYNAGRO – WWT, INC., A MARYLAND CORPORATION

[1]	Synagro – WWT, Inc. (70%) is the managing member. The other members are The McKissack Group, Inc. (20%) and Len Parker Associates, Inc. (10%), both non-affiliated third parties.

[2]	Managing Member is Synagro-WWT, Inc. (30%). The other members are Synagro Woonsocket, LLC (10%), Synagro South, LLC (30%) and Environmental Protection & Improvement Company, LLC (30%).

JABB II, L.L.C., a Maryland limited liability company 1
DIRECT SUBSIDIARIES OF SYNAGRO CENTRAL, LLC, A DELAWARE LIMITED LIABILITY COMPANY (EACH OWNED 100% BY SYNAGRO CENTRAL, LLC UNLESS OTHERWISE NOTED)
New York Organic Fertilizer Company, a New York partnership 2
Synagro of Minnesota – Rehbein, LLC, a Minnesota limited liability company
DIRECT SUBSIDIARIES OF SYNAGRO NORTHEAST, LLC, A DELAWARE LIMITED LIABILITY COMPANY (EACH OWNED 100% BY SYNAGRO NORTHEAST, LLC)
Environmental Protection & Improvement Company, LLC, a New Jersey limited liability company
Organi Gro, LLC, an Arkansas limited liability company
DIRECT SUBSIDIARIES OF SYNAGRO SOUTH, LLC, A DELAWARE LIMITED LIABILITY COMPANY (EACH OWNED 100% BY SYNAGRO SOUTH, LLC)
Synagro of Texas – CDR, Inc., a Texas corporation
DIRECT SUBSIDIARIES OF SYNAGRO WEST, LLC, A DELAWARE LIMITED LIABILITY COMPANY (EACH OWNED 100% BY SYNAGRO WEST, LLC)
Earthwise Organics, LLC, a California limited liability company
Synagro Composting Company of California, LLC, a California limited liability company
Synagro of California, LLC, an Arizona limited liability company
DIRECT SUBSIDIARIES OF SYNAGRO DELAWARE, LLC, A DELAWARE LIMITED LIABILITY COMPANY
Synagro Management, L.P., a Texas limited partnership 3
DIRECT SUBSIDIARIES OF SYNAGRO WOONSOCKET, LLC, A RHODE ISLAND LIMITED LIABILITY COMPANY
New Haven Residuals, Limited Partnership, a Delaware limited partnership 4
NETCO – Waterbury, Limited Partnership, a Delaware limited partnership 5

[1]	Members are Synagro – WWT, Inc. (40%) and Carl D. Jones & Associates, P.C. (60%). Carl D. Jones & Associates, P.C. is a non-affiliated third party.

[2]	Partnership owned by Synagro Central, LLC (60%) and Synagro South, LLC (40%).

[3]	General Partner is Synagro Texas, LLC (1%) and the Limited Partner is Synagro Delaware, LLC (99%).

[4]	General Partner is Synagro of Texas – CDR, Inc. (1%) and the Limited Partner is Synagro Woonsocket, LLC (99%).

[5]	General Partner is Synagro of Texas – CDR, Inc. (1%) and the Limited Partners are Synagro of Texas – CDR, Inc. (9%) and Synagro Woonsocket, LLC (90%).